Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Equity Incentive Plan of BJ’s Restaurants, Inc. of our reports dated February 26, 2015, with respect to the consolidated financial statements of BJ’s Restaurants, Inc. and the effectiveness of internal control over financial reporting of BJ’s Restaurants, Inc. included in its Annual Report (Form 10-K) for the year ended December 30, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

August 4, 2015